UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO.1

to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 AUGUSTA GOLD CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	41-2252162
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 555-999 Canada Place

Vancouver, BC, Canada V6C 3E1

(604) 687-1717

(Address, including zip code, and telephone number,

including area code, of principal executive offices)

VCorp Services, LLC

701 S. Carson Street, Suite 200,
Carson City, NV 89701, USA
1-888-528-2677

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Jason K Brenkert, Esq. Dorsey & Whitney LLP 1400 Wewatta Street, Suite 400 Denver, Colorado 80202 Telephone: (303) 352-1133 Fax Number: (303) 629-3450

From time to time after the effective date of this registration statement

(Approximate date of commencement of proposed sale to public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.    ☐

We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until we will file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement will become effective on such date as the Securities and Exchange Commission, in accordance with Section 8(a) may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1, or this Amendment, to the Registration Statement on Form S-3 of Augusta Gold Corp. (File No. 333-266055), initially filed on July 8, 2022, or the Registration Statement, is being filed as an exhibit-only filing to file an updated consent of Davidson & Company LLP, filed herewith as Exhibit 23.1, or the Consent. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement, and the Consent filed herewith as Exhibit 23.1. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

As additional clarifying information in relation to our qualification to use this Form S-3 pursuant to General Instruction I.B.1, we note that the ownership table contained in Item 12 of our Annual Report on Form 10-K as filed with the Commission on March 17, 2022, inadvertently omitted footnote number (9) which clarifies that the 18,200,000 common shares beneficially owned by Barrick Gold Corporation consists of 9,100,000 common shares and 9,100,000 common shares issuable upon exercise of warrants held by Barrick Gold Corporation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16- EXHIBITS

(a) Exhibits.

See the Exhibit Index.

(b) Financial Statement Schedules.

None.

(c) Reports, Opinions and Appraisals.

None.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-3 and has authorized this registration statement to be signed on its behalf by the undersigned, in the city of Vancouver, British Columbia on August 9, 2022.

AUGUSTA GOLD CORP.

By:	/s/ Donald R. Taylor
Name: Donald R. Taylor
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Donald R. Taylor	Chief Executive Officer and Director	August 9, 2022
Donald R. Taylor	(Principal Executive Officer)

/s/ Michael McClelland	Chief Financial Officer	August 9, 2022
Michael McClelland	(Principal Financial and Accounting Officer)

/s/ Richard Warke*	Executive Chairman	August 9, 2022
Richard Warke

/s/ John Boehner*	Director	August 9, 2022
John Boehner

/s/ Daniel Earle*	Director	August 9, 2022
Daniel Earle

/s/ Poonam Puri*	Director	August 9, 2022
Poonam Puri

/s/ Lenard Boggio*	Director	August 9, 2022
Lenard Boggio

*By:	/s/ Donald R. Taylor
Donald R. Taylor
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.		Description
1.1**		Form of Underwriting Agreement
2.1	(1)	Agreement and Plan of Merger, dated as of September 30, 2011, by and among Bullfrog Gold Corp., Standard Gold Corp. and Bullfrog Gold Acquisition Corp.
2.2	(1)	Certificate of Merger, dated September 30, 2011 merging Bullfrog Gold Acquisition Corp. with and into Standard Gold Corp.
3.1	(2)	Amended and Restated Certificate of Incorporation
3.2	(3)	Amended and Restated Bylaws
4.1	(4)	Form of Warrant
4.2	(5)	Form of Warrant
4.3	(6)	Form of Warrant from March 2021 Private Placement
4.4**		Certificate of Designation of Preferred Stock
4.5**		Form of Warrant Agreement and Warrant Certificate
4.6**		Form of Subscription Receipt Agreement
4.7**		Form of Unit Agreement
5.1	(7)	Opinion of Dorsey & Whitney LLP
23.1*		Consents of Davidson & Company LLP
23.2	(7)	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1)
23.3	(7)	Consent of Russ Downer, P. Eng.
23.4	(7)	Consent of Adam House, MMSA QP
23.5	(7)	Consent of Michael Dufresne, M.Sc., P. Geol., P. Geo.
23.6	(7)	Consent of Timothy D. Scott, BA.Sc., RM SME
24.1	(7)	Power of Attorney
107	(7)	Filing Fee Table

(1)	Incorporated by reference to the Company’s Form S-1/A, filed with the SEC on December 18, 2012
(2)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 11, 2021
(3)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 13, 2021
(4)	Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC January 21, 2020
(5)	Incorporated by reference to Company’s Current Report on Form 8-K filed with the SEC October 15, 2020
(6)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on March 5, 2021
(7)	Incorporated by reference to the Company’s Form S-3, filed with the SEC on July 8, 2022

*	Filed herewith.

**	To be filed as an exhibit to a Current Report of the registrant on Form 8-K or other document to be incorporated by reference.